UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 22, 2004


                            AMERICAN GOLDFIELDS INC.
             (Exact name of registrant as specified in its charter)

         Nevada                    000-49996                 71-0867612
         ------                    ---------                 ----------
(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)            Identification No.)

                           200-4170 Still Creek Drive
                          Burnaby, B.C., Canada V5C 6C6
                    (Address of principal executive offices)

                                  604-299-6600
              (Registrant's telephone number, including area code)


                                 ---------------
         (Former name or former address, if changed since last report.)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2004, American Goldfields Inc. (the "Company") executed an agreement with Minquest, Inc. ("MinQuest") granting the Company the right to purchase 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest, a natural resource exploration company. Mr. Richard Kern, who joined the Board of Directors of the Company on May 26, 2004, is the President of MinQuest.

The property, known as the Hercules property, consists of 40 mineral claims at the northern end of the Pine Nut Mountains in western Nevada, approximately 40 kilometers southwest of Reno, Nevada.

Simultaneous with the execution and delivery of the Property Option Agreement, the Company paid MinQuest $20,000. In order to earn a 100% interest in the Hercules property, the Company must pay MinQuest, Inc. and incur expenditures relating to mining operations in accordance with the following schedule: (i) on or before November 25, 2005, $20,000 to MinQuest and incur $150,000 in expenditures incidental to the mining operations; (ii) on or before November 25, 2006, $20,000 to MinQuest and an additional $200,000 in expenditures; (iii) on or before November 25, 2007, $20,000 to MinQuest and an additional $300,000 in expenditures; (iv) on or before November 25, 2008, $20,000 to MinQuest and an additional $400,000 in expenditures; and (v) on or before November 25, 2009, $20,000 to MinQuest and incur an additional $500,000 in expenditures; (i) on or before November 25, 2010, $20,000 to MinQuest and incur $500,000 in expenditures incidental to the mining operations; (ii) on or before November 25, 2011, $20,000 to MinQuest and an additional $500,000 in expenditures; (iii) on or before November 25, 2012, $20,000 to MinQuest and an additional $500,000 in expenditures; (iv) on or before November 25, 2013, $20,000 to MinQuest and an additional $500,000 in expenditures; and (v) on or before November 25, 2014, $20,000 to MinQuest and incur an additional $500,000 in expenditures. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments made and all our rights to the properties. If all said payments are made, then we will acquire all mining interests in the property. If the Company fails to make any payment when due, the Agreement gives the Company a 60-day grace period to pay the amount of the deficiency.

MinQuest retained a 3% royalty of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties. The Company has the right to purchase 2% of such royalty for $3,000,000, exercisable 90 days following completion of a bankable feasibility study. In order to exercise this right, the Company has to provide notice to MinQuest during such time along with $2,000,000.

The Company can use MinQuest for its mineral exploration expertise on the property, but is not required to do so. Furthermore, both the Company and MinQuest have the right to assign, sell, mortgage or pledge their rights in the Agreement or on the property. In addition, any mineral interests staked, located, granted or acquired by either the Company or MinQuest which is located within 2 miles of the property will be included in the option granted to the Company.

The Agreement will terminate if the Company fails to comply with any of its obligations in the Agreement and fails to cure such alleged breach. If the Company gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Company also has the right to terminate the Agreement by giving notice to MinQuest.

For all the terms and conditions of the Property Option Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 1. All statements made herein concerning the foregoing agreement are qualified by reference to Exhibit 1.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of businesses acquired. N/A
         (b)      Pro forma financial information. N/A
         (c)      Exhibits.

                  10.1 Property Option Agreement dated as of October 22, 2004, between MinQuest Inc. and American Goldfields Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      American Goldfields Inc.
                                      (Registrant)

                                      By: /s/ Donald Neal
                                      Donald Neal, Chief Executive and Financial
                                      Officer, Treasurer and Secretary

Date:  October 29, 2004